April 2, 1997

Dear Shareholders:

     On behalf of the Board of Directors, I am pleased to extend to you an invitation to attend the 1997 Annual Meeting of Stockholders of Carson, Inc. (the "Company") to be held on Friday May 9, 1997 beginning at 9:30 a.m., New York time, at the Horizon Suite, 106th Floor, One World Trade Center, New York, New York 10048.

     The notice of meeting and proxy statement which appear on the following pages contain information about matters which are to be considered at the meeting. During the meeting we will also review operating results for the past year and present other information concerning the Company and its subsidiaries. The meeting should be interesting and informative and we hope you will be able to attend.

     Whether or not you attend, it is important that your shares be voted at this meeting. In order to ensure that your shares are voted, please complete, date, sign and return the enclosed proxy in the enclosed postage-paid envelope at your earliest convenience. If you attend the meeting in person, you may withdraw yuor proxy and vote your stock if you desire to do so. Every stockholder's vote is important, whether you own a few shares or many.

Sincerely yours,



/s/Leroy Keith
Chairman and Chief Executive Officer



 Carson, Inc., 64 Ross Road, Savannah Industrial Park, Savannah, Georgia 31405

                          ----------------

              Notice of Annual Meeting of Stockholders
                       to be held May 9, 1997
                          ----------------



To the Holders of Common Stock of CARSON, INC.


         The Annual Meeting of Stockholders of Carson, Inc. will be held at The Horizon Suite, 106th Floor, Windows on the World, One World Trade Center, New York, New York 10048 at 9:30 A.M., New York time on Friday, May 9, 1997, for the following purposes:

   (1) To elect three directors of the Company, each to serve for a term of three years;

    (2) To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for 1997; and

    (3) To transact such other business as may properly come before the meeting.

         These matters are more fully discussed in the accompanying proxy statement.

         The close of business on Thursday, March 27, 1997 has been fixed as the date for determining the stockholders who are entitled to notice of and to vote at the annual meeting. All stockholders, whether or not they expect to attend the annual meeting in person, are requested to mark, date, sign, and return the enclosed form of proxy in the accompanying envelope.

         The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

                                         By Order of the Board of Directors


                                         /s/ Leroy Keith
                                         Chairman of the Board & Chief
                                         Executive Officer


New York, New York
April 2, 1997

                               PROXY STATEMENT
                                     OF
                                CARSON, INC.
                                64 Ross Road
                          Savannah Industrial Park
                          Savannah, Georgia  31405

                              TABLE OF CONTENTS

GENERAL  .................................................................. 1
         Solicitation of Proxies; Vote Required............................ 1
         Principal Stockholders and Management Ownership................... 2

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................. 5

PROPOSAL NUMBER 1 - ELECTION OF DIRECTORS.................................. 8
         Nominees For Three-Year Terms Expiring in 2000.................... 8
         Directors Continuing in Office Until 1998......................... 9
         Directors Continuing in Office Until 1999......................... 9

PROPOSAL NUMBER 2 - RATIFICATION OF AUDITORS...............................11

OTHER BUSINESS.............................................................11

INFORMATION REGARDING DIRECTORS,
NOMINEES AND EXECUTIVE OFFICERS............................................12
         Executive Officers................................................12
         Meetings and Committees of the Board of Directors.................12

COMPENSATION AND OTHER TRANSACTIONS WITH
         EXECUTIVE OFFICERS AND DIRECTORS..................................14
         Executive Officer Compensation....................................14
         Option/SAR Grants in Last Fiscal Year.............................15
         Option/SAR Exercises and Holdings.................................15
         Long Term Incentive Plans.........................................15
         Employment Agreements ............................................15
         Compensation of Directors.........................................17
         Compensation Committee Report on Executive Compensation...........18
         Performance Graph.................................................21

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING..............................23

MISCELLANEOUS INFORMATION..................................................23

                              GENERAL

Solicitation of Proxies; Vote Required

         The Board of Directors (the "Board") of Carson, Inc. (the "Company") solicits your proxy in connection with the Annual Meeting of Stockholders to be held at The Horizon Suite, 106th Floor, Windows on the World, One World Trade Center, New York, New York 10048, at 9:30 A.M. New York time on Friday, May 9, 1997, and at any adjournment of such meeting (the "Annual Meeting"). Leroy Keith and John P. Brown, Jr. are named as proxies in the proxy card enclosed with this proxy statement and have been designated as proxies by the Board of Directors. This proxy statement, the proxy card and the Company's 1996 Annual Report are first being mailed to stockholders on or about April 2, 1997.

         Each stockholder of record at the close of business on March 27, 1997 (the "Record Date") is entitled to (i) one vote for each share of Class A common stock, par value $.01 per share, of the Company (the "Class A Common Stock") and
(ii) ten votes for each share of Class C common stock, par value $.01 per share, of the Company (the "Class C Common Stock", together with the Class A Common Stock, the "Voting Stock") held on that date upon each matter to be voted on by the stockholders at the Annual Meeting. Holders of Class A Common Stock and Class C Common Stock will vote together upon each matter to be voted on at the Annual Meeting as a single class. At the close of business on the Record Date, there were 4,996,568 shares of Class A Common Stock outstanding and 8,127,937 shares of Class C Common Stock outstanding. There is no cumulative voting of Voting Stock.

         A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. If a quorum is present, a plurality of the shares represented at the Annual Meeting and entitled to vote is required for the election of directors and a majority of the shares represented at the Annual Meeting and entitled to vote is required for the ratification of independent auditors. Abstentions are considered as shares present and entitled to vote and therefore have no legal effect with respect to the election of directors and the same legal effect as a vote against other matters presented at the Annual Meeting. Any shares as to which a broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes.

         When the enclosed proxy card is returned, properly executed, and in time for the Annual Meeting, the shares represented thereby will be voted at the Annual Meeting. All proxies will be voted in accordance with the instruction set forth on the proxy card, but if proxies which are executed and returned do not specify a vote on the proposals considered, the proxies will be voted FOR the election as directors of the individuals nominated by the Board of Directors named below and FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for 1997. Any stockholder giving a proxy has the right to revoke it at any time before the proxy is voted by giving written notice of revocation to the Secretary of the Company (at the address set forth above), by submitting a properly-executed, subsequently-dated proxy or by voting in person at the Annual Meeting.

Principal Stockholders and Management Ownership

         The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock and Class C Common Stock outstanding as of February 28, 1997 by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Class A Common Stock or Class C Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each of the executive officers whose name appears in the summary compensation table and (iv) all directors and executive officers as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock indicated as being beneficially owned by them.


                                                   (In thousands, except footnotes)
                                                  Class A                  Class C
                                                Common Stock (a)         Common Stock (a)

Name and Address of
 Beneficial Owners                              Number          %         Number        %


DNL Partners Limited Partnership(b)..........      0             0          6,617     80.0%
  c/o Morningside Capital Group L.L.C.
  One Morningside Drive, North
  Suite 200
  Westport, CT  06880
Morgan Guaranty Trust
  Company(c).................................     24           0.5%         1,187     14.6%
  c/o J.P. Morgan Investment
  Management
  522 Fifth Avenue
  New York, NY 10036.........................
Massachusetts Financial Services
  500 Boylston Street, 15th Floor
  Boston, MA 02116...........................     617          12.3%            0      0
Dresdner Bank AG(d)
  Jurgen-Ponto-Platz 1
  60301
  Frankfurt, Germany.........................     503          10.1%            0      0
Capital Guardian Trust Company(e)
   33 Hope Street, 52nd Floor
   Los Angeles, CA  90071....................     430          8.6%             0      0
Westfield Capital Management
   One Financial Center, 23rd Floor
   Boston, MA  02111.........................     257          5.1%             0      0
J&W Seligman & Co., Inc.(f)
   100 Park Avenue, 8th Floor
   New York, New York  10006.................     350          7.0%             0      0
Warburg, Pincus Counsellors, Inc.(g)
   466 Lexington Avenue
   New York, NY  10017-3147..................     464          9.3%             0      0
Leroy Keith(h)...............................      0             0              0      0
Joyce M. Roche...............................      1             0            119      1.5%
Dennis E. Smith..............................     60           1.2%             0      0
Bradford N. Creswell(i)......................      1             *              0      0
Miriam Muley.................................      0             0             59      0.7%
Lawrence E. Bathgate, II(j)(k)...............      2             *              0      0
Jack Kemp....................................      0             0             46      0.6%
John L. Sabre(k).............................      2             *             23      0.3%
Vincent A. Wasik(b)(k).......................      4            0.1         6,617     81.4%
Melvyn J. Estrin(j)(k).......................      2             *             12      0.1%
Abbey J. Butler(j)(k)........................      2             *             12      0.1%
James L. Hudson(j)(k)........................      2             *             12      0.1%
Suzanne de Passe(k)..........................      2             *             12      0.1%

All Directors and Officers
as a Group (12 persons)......................     65           1.3%         6,899     85.4%


-------------------------

(a) Based on 4,996,568 and 8,127,937 outstanding shares of Class A Common Stock and Class C Common Stock, respectively. Ownership of Class B Common Stock (which is non-voting stock) is not reflected. Each share of Class C Common Stock is convertible at any time, at the option of the holder, into one share of Class A Common Stock. Stockholders are entitled to one vote for each share of Class A Common Stock and ten votes for each share of Class C Common Stock. Calculation of percentage of beneficial ownership assumes the exercise of all options and warrants exercisable within 60 days of the date hereof only by the respective named stockholder.

     (b) Amounts shown represent the aggregate number of shares beneficially owned by DNL Partners Limited Partnership ("DNL Partners"), including 818,640 shares subject to a Voting Trust Agreement dated August 23, 1995. Pursuant to the Voting Trust Agreement, DNL Partners was granted full power and authorization to vote the shares of the members of the DNL Partners Limited Partnership Voting Trust (the "Voting Trust"), including Dr. Keith and Northwest Capital, Inc., on all matters. Mr. Wasik has a 99% ownership interest in the general partner of DNL Partners, DNL Group L.L.C., and therefore is deemed to have voting and dispositive control as to the shares held by DNL Partners and the Voting Trust. Messrs. Wasik, Bathgate, Butler, Estrin and Hudson, who serve as directors of the Company, are, or have interests in, limited partners of DNL Partners, including in the case of Messrs. Wasik and Bathgate, ownership interests in Morningside Capital Group, L.L.C., a Connecticut limited liability company ("Morningside"), one of the limited partners in DNL Partners.

(c) Includes Morgan Guaranty Trust Company, as Trustee of a Commingled Pension Fund-Multi-Market Special Investment Fund II, Multi-Market Special Investment Trust Fund of Morgan Guaranty Company of New York and Morgan Guaranty Trust Company New York as Investment Manager and Agent for the Alfred P. Sloan Foundation Multi-Market Account.

(d) As reported on Schedule 13G/A dated January 10, 1997 filed by Dresdner Bank, AG as parent holding company, and as reported on a Schedule 13G dated February 12, 1997 filed by RCM Capital Management, L.L.C. ("RCM Capital"), RCM Limited L.P. and RCM General Corporation collectively. Includes 481,600 shares acquired by RCM Capital Management, L.L.C., a wholly owned subsidiary of Dresdner Bank AG, on behalf of client discretionary investment advisory accounts as to which RCM Capital has sole dispositive power (and as to 429,600 of which it has sole voting power) and 21,659 owned by Dresdner Bank AG.

(e) As reported on Schedule 13G dated February 12, 1997 filed jointly by The Capital Group Companies, Inc., and Capital Guardian Trust Company. Capital Guardian Trust Company, a wholly-owned subsidiary of The Capital Group Companies, Inc., hold 430,000 shares on behalf of various institutional accounts (and has sole voting power of 340,000 shares).

     (f) As reported on Schedule 13G dated February 12, 1997 filed by J. & W. Seligman & Co., Inc.
     (g) Warburg, Pincus Counsellors, Inc. has sole dispositive power as to 463,800 shares.
     (h) Excludes 341,100 shares held by the Voting Trust. See Note (b). In addition, Dr. Keith owns 100 shares of Class A Common Stock.

     (i) Excludes 159,180 shares held by the Voting Trust on behalf of Northwest Capital, Inc., a company of which Mr. Creswell is the President and a stockholder. See Note (b).

     (j) These directors are, or have direct or indirect interests in, limited partners of DNL Partners. See Note (b). Excludes 1,000 shares of Class A Common Stock held by Mr. Bathgate's children to which Mr. Bathgate disclaims beneficial ownership.

(k) Includes 1,500 shares of Class A Common Stock underlying options granted to seven non-employee directors in connection with the Company's initial public offering on October 18, 1996.

 *        Less than 0.1%

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


    Morningside

          The Company's subsidiary Carson Products Company ("Carson Products") and Morningside entered into a Management Assistance Agreement dated August 23, 1995 (the "Management Agreement"), pursuant to which Morningside agreed to supply the services of Vincent A. Wasik (a principal member of Morningside) to provide advice and assistance with respect to (i) the formulation of a "strategic direction"; (ii) the formulation of business plans, capital budgets and financial strategies; (iii) the formulation of marketing, sales and operational plans; (iv) the evaluation of investment and acquisition opportunities; and (v) dealings with banks and other lending institutions. Such services are provided for a fee of $350,000 per year, payable on a monthly basis in advance plus reimbursement for out of pocket expenses. The Management Agreement provides that Carson Products will indemnify Morningside, its members, employees and agents, including Mr. Wasik, for all actions, claims, damages and liabilities based upon or arising from the acceptance of or performance of the obligations of Morningside under the Management Agreement (other than actions resulting from gross negligence, willful misconduct or a material breach of the Management Agreement by Morningside or Mr. Wasik). The termination date of the Management Agreement is August 23, 1998; however, the term of the agreement shall continue after such termination date until terminated by not less than 30 days' advance notice by either party.

          Additionally, for the term of the Management Agreement, Morningside has agreed that neither it nor Mr. Wasik shall directly or indirectly (i) own (other than through the ownership of five percent (5%) or less of any class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), manage, operate, represent, promote, consult for, control or participate in the ownership, operation, acquisition or management of any business manufacturing and/or distributing ethnic hair care products or cosmetics within a 500-mile radius of Carson Products' headquarters, or (ii) solicit (other than on behalf of Carson Products or any of its affiliates), divert or take away the business of any customers of Carson Products or any of its affiliates or any prospective customers of Carson Products or any of its affiliates.

          In connection with the Company's acquisition of Aminco, Inc. (the "Aminco Acquisition"), Morningside received fees of $500,000 from the Company for arranging and negotiating the financing for the Aminco Acquisition and performing other consulting and financing advisory services and was reimbursed by the Company for certain related expenses. Under the Management Agreement, the Company paid Morningside approximately $25,000 in fiscal 1996 for reimbursement of out-of-pocket expenses. Morningside received a fee of $100,000 for arranging and negotiating the terms of a new senior bank facility that includes (i) a $15.0 million term A loan, (ii) a $10.0 million term B loan and (iii) a $15.0 million revolving credit facility and performing other consulting and financial advisory services. In addition, the Company reimbursed Morningside for approximately $35,000 of out-of-pocket expenses incurred in connection with its initial public offering on October 18, 1996. From time to time Morningside may provide additional financial advisory services to the Company, for which Morningside will receive usual and customary compensation.

    Fees Related to the Aminco Acquisition

          Northwest Capital, Inc., a corporation for which Bradford N. Creswell serves as President and is a principal stockholder, was paid $290,000 and received 159,180 shares of Class C Common Stock from the Company in connection with financial advisory services related to the Aminco Acquisition. Bathgate, Wegener & Wolf, P.A., a law firm for which Lawrence E. Bathgate, II serves as President and Chief Executive Officer, was paid approximately $690,000 for services rendered in arranging the equity investment in the Company in connection with the Aminco Acquisition. Banque Indosuez received fees and reimbursement of out-of-pocket expenses totalling $1,783,000 in connection with the Aminco Acquisition.

    AM Cosmetics

          Morningside AM Acquisition Corp., a Delaware corporation ("AM Acquisition"), entered into a Subscription Agreement dated as of June 26, 1996 (the "Subscription Agreement") with Carson Products, providing for the purchase by Carson Products of 300 shares of cumulative Payment in Kind Preferred Shares (the "PIK Preferred Shares") issued by AM Acquisition, at a price of $10,000 per share. AM Acquisition was formed by Morningside on behalf of an investor group to acquire the assets of Arthur Matney Co., Inc. ("Matney"). AM Acquisition created a wholly-owned operating subsidiary, AM Cosmetics, to hold such assets and to continue the operations of Matney as a low-cost manufacturer of cosmetics. AM Cosmetics sells three brands of "budget" cosmetics, one of which is targeted at the African-American consumer. The PIK Preferred Shares are non-voting and are entitled to cumulative dividends payable quarterly in additional PIK Preferred Shares at a rate of 12% per annum. Additionally, the PIK Preferred Shares are subject to redemption in whole at the option of Carson Products on or after July 1, 2005, at the stated value per share (which is $10,000 per share) plus an amount in cash equal to all accrued and unpaid dividends on the PIK Preferred Shares (the "Redemption Price"), and are subject to redemption in whole at any time (or in part from time to time if all dividends accrued and unpaid have been paid for all past dividend periods and full dividends have been paid or declared and the amount set apart for payment for the current dividend period) at the option of AM Acquisition at the same redemption price.

          Pursuant to the Subscription Agreement, AM Acquisition agreed on behalf of itself and its wholly-owned subsidiary, AM Cosmetics, that for a period of five years commencing on July 1, 1996, (i) AM Cosmetics would not "contract manufacture" for any other ethnic cosmetics line, (ii) AM Cosmetics will agree to produce a cosmetics line for Carson Products, as designed and directed by Carson Products, at AM Cosmetics' cost plus a maximum 25% markup, and (iii) AM Cosmetics will agree to provide the necessary research and development for formulations for the ethnic cosmetic product line(s) as determined by Carson Products, at no additional cost to Carson Products.

          Concurrent with its investment in AM Acquisition, Carson Products entered into a Management Agreement (the "Carson-AM Management Agreement") with AM Cosmetics, pursuant to which Carson Products agreed to manage the business operations of, and provide certain other services to AM Cosmetics. Under the Carson-AM Management Agreement, Carson Products is required to supervise the production of a detailed business plan and budget for AM Cosmetics each year. Once the business plan is approved by AM Cosmetics' Board of Directors, Carson Products will supervise and administer AM Cosmetics within the confines of the business plan, with the approval of AM Cosmetics' board for any material deviations. In return for the management and other services it provides, Carson Products is entitled to fees equal to 1% of AM Cosmetics' annual net sale subject to a minimum of $500,000 per annum. The Carson-AM Management Agreement expires on June 26, 2004 unless terminated earlier, or renewed for an additional three-year period at AM Cosmetics' option by giving Carson Products written notice thereof at least 180 days prior to the expiration date. Either party may terminate the AM Management Agreement by providing the other party with written notice, at least 360 days in advance if terminated by Carson Products and 60 days in advance if terminated by AM Cosmetics. Certain members of senior management of the Company devote a portion of their time to assisting the management of AM Cosmetics.

          Pursuant to the Carson-AM Management Agreement, the parties have entered into (i) a sales agreement which provides for a five percent sales commission on net sales, and (ii) a manufacturing agreement which provides that AM Cosmetics will be entitled to a 25% profit margin above all costs, including general administrative costs. The manufacturing agreement does not contain volume requirements or termination rights for AM Cosmetics.

     Certain of the principal and management stockholders of the Company have ownership interests in AM Cosmetics, including Vincent A. Wasik, Leroy Keith and Bradford N. Creswell. In addition, Dr. Keith serves as Chairman of the Board of Directors of AM Cosmetics and Mr. Wasik serves as President of AM Cosmetics.

                   PROPOSAL NUMBER 1 - ELECTION OF DIRECTORS


         The Company's Amended and Restated Certificate of Incorporation and Restated Bylaws provide that the members of the Board shall be divided into three classes with approximately one-third of the directors to stand for election each year for three-year terms. The total number of directors comprising the Company's Board is currently set by the Board pursuant to the Company's Bylaws at eleven. Of this number, three members of the Board have terms expiring, and are nominees for election, at the 1997 Annual Meeting of Stockholders, three members have terms expiring at the 1998 Annual Meeting of Stockholders and four members have terms expiring at the 1999 Annual Meeting of Stockholders.

         Unless instructions to the contrary are given, all proxies received by the Company will be voted for the election of the three individuals named below as nominees for election as directors of the Company to hold office until the 2000 Annual Meeting of Stockholders or until their respective successors are elected and qualified. Each of the nominees has indicated a willingness to serve as a director if elected. Should any nominee not be a candidate at the Annual Meeting, all such proxies so received will be voted in favor of the other nominees and for such substitute nominee (if any) as shall be designated by the Board, or the number of directors may be reduced by the Board.

         The Board recommends that the stockholders vote FOR the three nominees named below.

         Certain information (as of March 1, 1997) concerning each of the three nominees for election as director, and each current director in the classes continuing in office, is set forth below and on the following pages:

Nominees For Three-Year Terms Expiring in 2000

         Dennis E. Smith (age 50) became Executive Vice President of Sales of Carson Products in August 1995 and of the Company in August 1996. Prior to that time, Mr. Smith held the position of Vice President of Sales of Carson Products from 1990 to 1995. Mr.
Smith became a Director of Carson Products in December 1995.

     Suzanne de Passe (age 50) became a Director of the Company in August 1996 and of Carson Products in June 1996. Ms. de Passe has served as Chairman and Chief Executive Officer of de Passe Entertainment since 1991. She currently serves on the Board of Directors of The American Film Institute and the Los Angeles Opera.

     James L. Hudson (age 57) became a Director of the Company in August 1996 and of Carson Products in June 1996. Mr. Hudson has served as Chairman of JAH International since 1985. Mr. Hudson has served as Chairman of the Board of Trustees of Morehouse College and as a member of the Board of the Metropolitan Washington Airports Authority.

Directors Continuing in Office Until 1998

         Joyce M. Roche (age 49) became President, Chief Operating Officer and a Director of the Company in August 1996 and President and Chief Operating Officer of Carson Products effective July 1996. She held the position of Executive Vice President of Global Marketing of Carson Products from August 1995 until July 1996. Before joining Carson Products, Ms. Roche was employed with Avon, Inc. for 19 years where she held the titles of Senior Vice President of Marketing from 1991 to 1993 and Vice President of Global Marketing from 1993 to 1994.

         Abbey J. Butler (age 59) became a Director of the Company in August 1996 and of Carson Products in June 1996. Mr. Butler currently serves in the following capacities for the following companies and organizations: Avatex Corporation, Director since 1990, Co- Chairman of the Board of Directors since 1990, Co-Chief Executive Officer since 1990; C.B. Equities Capital Corp., President since 1982 and Director since 1982; FWB Bancorporation, Director since 1994; UroHealth Systems, Inc. Director since 1995; Cyclone Fence Corp., Director since 1995; Phar-Mor, Inc., Director since 1995; The American University, Trustee since 1986; Starlight Foundation, Director since 1990; Executive Council of the National Committee for the Performing Arts of the John F. Kennedy Center, Director since 1989; and President's Advisory Committee on the Arts, Member since 1992.

         Melvyn J.  Estrin  (age 54) became a Director  of the Company in August
1996 and of Carson Products in June 1996. Mr. Estrin currently serves in the following capacities for the following companies: Avatex Corporation, Director since 1990, Co-Chairman of the Board of Directors since March 1991, Co-Chief Executive Officer since October 1991; Washington Gas Light Company, Director since October 1991; FWB Bank, Director since August 1993; UroHealth Systems, Inc., Director since July 1995; Phar-Mor, Inc., Director since September 1995; Centaur Partners, L.P., Managing Partner since 1990; University Research Corporation, Chief Executive Officer since 1978; and Estrin International, Chairman and Chief Executive Officer since 1983. Mr. Estrin has also served in the following capacities for the following companies and organizations:
University of Pennsylvania, Trustee from 1990 to 1995; National Capital Planning Commission, Commissioner from 1993 to 1995.

         Jack Kemp (age 61) was a Director of Carson Products from December 1995 to August 1996, when he resigned due to his candidacy for the Vice Presidency of the United States. He became a Director of the Company in November 1996. Mr. Kemp served as Secretary of Housing and Urban Development for the United States Government from 1989 to 1992. Mr. Kemp is also a member of the Board of Directors of Landair, Cyrix Corp., Oracle Corp., Columbus Trust Realty, American Bankers Insurance Corp., and Worldcorp and has served as Co-Director of Empower America since 1993.


Directors Continuing in Office Until 1999

     Leroy Keith (age 58) became Chairman and Chief Executive Officer of Carson Products concurrent with the Aminco Acquisition in August 1995 and has been a Director of the Company since its inception in May 1995. Dr. Keith served as Vice President of the Company until August 1996, when he became Chairman and Chief Executive Officer. He served on the Board of Directors of the Company's predecessor from June 1994 to August 1995. Dr. Keith has served as Chairman of the Board of Directors of AM Cosmetics, Inc. since June 1996. Prior to that, Dr. Keith served as President of Morehouse College from 1987 to 1994. He is a member of the Board of Directors of Evergreen Keystone Investment Services, the Mutual Funds Board of Phoenix Home Life Insurance Company, One to One/The National Mentoring Partnership, Inc. and the National Committee for the Performing Arts of the John
F. Kennedy Center.

         Lawrence E. Bathgate (age 57) became a Director of the Company upon its inception in May 1995 and of Carson Products in August 1995. Mr. Bathgate served as Secretary of the Company from May 1995 to August 1996. In addition, Mr. Bathgate serves as President and Chief Executive Officer of Bathgate, Wegener & Wolf, P.A., a law firm with which he has been affiliated since 1970. He is a founder and principal of Morningside and has served on the Board of Directors of AM Cosmetics, Inc. since June 1996. Mr. Bathgate also serves on the Board of Trustees of Villanova University, the Board of Regents of Seton Hall University and, from 1988 to 1992, served as Finance Chairman of the Republican National Committee.

         John L. Sabre (age 39) became a Director of Carson Products concurrent with the Aminco Acquisition in August 1995 and of the Company in August 1996. He currently serves as Managing Director of Indosuez Capital, a position which he has held since April 1992. From March 1990 to April 1992, Mr. Sabre was a Vice President at Kidder, Peabody & Co.

         Vincent A. Wasik (age 52) became Chairman of the Board and President of the Company upon its inception in May 1995 and served as such until August 1996. Mr. Wasik has been a Director of Carson Products since August 1995 and of the Company since its inception in May 1995. He became a member of the Board of Directors of AM Cosmetics, Inc. during June 1996 and currently serves as President. He is also a founder and the current President of Morningside. From 1985 to 1995, Mr. Wasik served as President of Fidelco Capital Group. He was also President of Wondercamp Entertainment Company from 1994 to 1995. He served as Chairman and Chief Executive Officer of National Car Rental Systems, Inc. from December 1986 to January 1992. He is currently a member of the Board of Directors of the One to One/The National Mentoring Partnership, Inc., the National Committee for the Performing Arts of the John F. Kennedy Center and the Board of Trustees for Boston College.

                      PROPOSAL NUMBER 2 - RATIFICATION OF AUDITORS

         The Board, acting upon the recommendation of the Audit Committee of the Board, has appointed the firm of Deloitte & Touche LLP as the Company's independent auditors for the year 1997. Although action by the stockholders in this manner is not required, the Board believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of Company financial controls and reporting.

         Therefore, a proposal to ratify the appointment of the firm of Deloitte & Touche LLP as the principal independent auditors of the Company to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 1997 will be presented to the stockholders at the Annual Meeting. The firm served as the principal independent auditors for the Company since August 1995. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions and, although the firm has indicated that no statement will be made, an opportunity for a statement will be provided.

         If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

         The Board recommends that stockholders vote FOR the proposal.

                                                  OTHER BUSINESS

         The directors know of no other matters to be brought before the Annual Meeting. However, if any other proper matters are brought before the Annual Meeting, the persons named as proxies in the enclosed proxy card will vote in accordance with their judgment on such matters.

                         INFORMATION REGARDING DIRECTORS,
                          NOMINEES AND EXECUTIVE OFFICERS


Executive Officers

         The following table shows certain information as of February 28, 1997, concerning each person deemed to be an executive officer of the Company, except those persons also serving as directors. Each executive officer is elected by the Board or the Company's subsidiaries annually and serves at the pleasure of the Board. Except as indicated under "COMPENSATION AND OTHER TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS - Employment Agreements", there are no arrangements or understandings between any executive officer and any other person pursuant to which the officer was elected.

                                     Principal Occupation
                                     and Business Experience
   Name                Age           for the Past Five Years

Miriam Muley           42            Executive Vice President of Marketing of
                                     the Company since August 1996 and of
                                     Carson Products since July 1996; Vice
                                     President of Marketing, Carson Products
                                     from April 1996 to July 1996; General
                                     Manager, African-American Business
                                     Unit, Avon from 1992 to 1996.

Bradford N. Creswell   37            Executive Vice President of Finance and
                                     Chief Financial Officer of the Company
                                     since August 1996 and of Carson Products since August 1995; President, Northwest
                                     Capital, Inc. since 1992.

Bill Bradley            48           Executive Vice President of Operations of
                                     the Company and of Carson Products since
                                     October 1996; Vice President, Bayer
                                     Corporation from 1992 to 1996.

Meetings and Committees of the Board of Directors

    Board Meetings

         During the nine months ended December 31, 1996, there were seven meetings held by the Board (three of which took place after the initial public offering). During 1996, no meetings of the Audit Committee or the Compensation Committee were held. During 1996, one meeting of the Executive Committee was held. In 1996, all of the directors participated in at least 75% of the meetings of the Board and the committees of the Board on which they served.

    Board Committees

         In August 1996, the Board established three committees -- the Audit Committee, the Compensation Committee and the Executive Committee of the Board.

         The Audit Committee members are Abbey J. Butler and John L. Sabre. The Committee, among other things, makes recommendations to the Board regarding the independent auditors to be nominated for ratification by stockholders, reviews the services rendered by such auditors and the related fees charged, reviews with such auditors the scope of the annual audit and the results thereof, and makes recommendations to the Board regarding the same, assists the Board in fulfilling its responsibilities relating to the Company's accounting, financial reporting and internal auditing policies and procedures, and assists the Board and makes recommendations with respect to the Company's budgets and long-range financial planning.

         The Compensation Committee members are Abbey J. Butler and John L. Sabre. The Committee is responsible for all aspects of the Company's executive compensation policies, with the exception of the administration of the Company's 1996 Long-Term Incentive Plan (the "1996 LTIP"). See "COMPENSATION AND OTHER TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS - Compensation Committee Report on Executive Compensation". The administration of the 1996 LTIP is the responsibility of the Stock Plan Committee. The Stock Plan Committee members are Abbey J. Butler, Melvyn J. Estrin and Suzanne de Passe, all of whom are non-employee members of the Board.

     The Executive Committee members are Leroy Keith, Lawrence E. Bathgate, Abbey J. Butler, John L. Sabre and Vincent A. Wasik. Mr. Wasik is the Chairman of the Committee. The Committee has the authority to exercise all the powers of the full Board of Directors with respect to the management of the business of the Company, except the power to fill vacancies in the Board and the power to amend the Company's Bylaws.

            COMPENSATION AND OTHER TRANSACTIONS WITH
                EXECUTIVE OFFICERS AND DIRECTORS

Executive Officer Compensation

                                           Summary Compensation Table(a)


         The following table sets forth a summary of all compensation awarded or paid to or earned by the chief executive officer and the four other most highly compensated executive officers of the Company for services rendered in all capacities to the Company (including its subsidiaries) for the period from April 1, 1996 to December 31, 1996 and the fiscal years ended March 31, 1996 and March 31, 1995. Effective December 31, 1996 the Company changed its fiscal year end from March 31 to December 31.


                                                                                               Long-term Compensation
                             ---------------------------------------------     ---------------------------------------------------
                                          Annual Compensation                        Awards                      Payouts
                             ---------------------------------------------     ----------------------    -------------------------
                                                                                          Securities
                                                                                          Underlying     Long Term    All Other
                                     Fiscal                                Restricted    Options/SARs   Compensation  Compensation
Name and Principal Position          Period        Salary($)   Bonus($)   Stock Awards  (#) of Shares   LTIP Payout   ($)
-----------------------------------------------------------------------------------------------------------------------------------

Leroy Keith(b)...............  4/01/96 - 12/31/96    199,449     56,875
  Chairman of the Board and    4/01/95 - 3/31/96     190,816    215,000
  Chief Executive Officer

===================================================================================================================================
-----------------------------------------------------------------------------------------------------------------------------------
Joyce M. Roche(b)............   4/01/96 - 12/31/96    133,516     35,000
  President and Chief Operating 4/01/95 - 3/31/96     117,692     35,000                            (c)
  Officer

Bradford N. Creswell(b)......  4/01/96 - 12/31/96    134,451     43,750
  Executive Vice President-     4/01/95 - 3/31/96    146,681
  Finance and Chief Financial
  Officer

===================================================================================================================================
Dennis E. Smith..............  4/01/96 - 12/31/96    105,751     83,900                            (c)
  Executive Vice President-     4/01/95 - 3/31/96    150,405     75,870
  Sales                         4/01/94 - 3/31/95     99,312     19,813

Miriam Muley.................  4/01/96 - 12/31/96    109,136
  Executive Vice President-
  Marketing
===================================================================================================================================

------------------------------
 (a) The summary compensation table does not include the value of perquisites and other personal benefits made available by the Company. However, no named executive officer received such compensation in any fiscal year valued in excess of the lesser of $50,000 or 10% of such officer's total salary and bonus reported for such fiscal year.
 (b) Dr. Keith, Ms. Roche and Mr. Creswell became executive officers of Carson Products on August 23, 1995 and of the Company on August 14, 1996.
 (c) The securities underlying the SARs were shares of the former Class A common stock of the Company. In August 1996, Ms. Roche surrendered her SAR, and Mr. Smith surrendered one-half of his SAR, in exchange for the right to subscribe for 118,713 shares and 59,357 shares of Class C Common Stock, respectively.

Option/SAR Grants in Last Fiscal Year

         The following table sets forth information concerning the grant of options to purchase stock and stock appreciation rights ("SARs") to each of the named executive officers during the fiscal period ended December 31, 1996:

                                                                                                   Potential
                                                                                                Realizable Value
                                                                                                   at Assumed
                                                                                                Annual Rates of

                                                                                                  Stock Price
                                                                                           Appreciation
                                               Individual Grants                          for Option Term
                       --------------------------------------------------------------     ---------------

                           Number of      Percent of Total
                           Securities     SARs Granted to
                        Underlying SARs    Employees in   Exercise or Base
                         Granted (#)(a)    Fiscal Period   Price ($/Sh)   Expiration Date 5% ($)  10% ($)
Name
Leroy Keith ................  ___               ___             ___             ___         ___     ___
Joyce M. Roche .............  (b)             23.53%            (b)             ___         ___     ___
Dennis E. Smith ............  (b)             23.53%            (b)             ___         ___     ___
Bradford N. Creswell .......  ___               ___             ___             ___         ___     ___
Miriam Muley ...............  ___               ___             ___             ___         ___     ___

----------------
     (a) The securities underlying the SARs are shares of the former Class A common stock of the Company.
     (b) In August 1996, Ms. Roche surrendered her SAR, and Mr. Smith surrendered one-half of his SAR, in exchange for the right to subscribe for 118,713 shares and 59,357 shares of Class C Common Stock, respectively. Both Ms. Roche and Mr. Smith have exercised such rights.

Option/SAR Exercises and Holdings

         No options to purchase Common Stock were outstanding and no SARs were exercised by the named executive officers during the fiscal period ended 1996.

Long Term Incentive Plans

         No long term incentive plan awards were granted to the named executive officers during the period from April 1, 1996 to December 31, 1996.

Employment Agreements

     Carson Products has entered into employment agreements with Dr. Keith, Ms. Roche, Mr. Smith and Ms. Muley which agreements provide for the terms discussed below (the "Employment Agreements"). The Employment Agreements provide for a term of employment expiring on the third anniversary of the closing of the Company's initial public offering. Pursuant to the Employment Agreements, the annual base salary amounts for Dr. Keith, Ms. Roche, Mr. Smith and Ms. Muley are $385,000, $260,000, $200,000 and $155,000 respectively. In addition to such base salary, the Employment Agreements provide for, among other things: an annual bonus determined under a formula based on specified net revenue growth, net income, earnings per share and/or stock price growth; eligibility in any pension and welfare benefit plans (other than certain profit sharing plans) maintained by Carson Products; a monthly automobile allowance for Dr. Keith, Ms. Roche and Mr. Smith equal to $1,000, $750 and $500, respectively; reimbursement for specified relocation expenses, including without limitation general relocation payments to Dr. Keith, Ms. Muley and Ms. Roche, equal to $50,000, $10,000 and $10,000 respectively; and such other fringe benefits generally provided by Carson Products to its employees.

         Carson Products retains the right to terminate the employment of Dr. Keith, Ms. Roche, Mr. Smith and Ms. Muley, and each such executive officer retains the right to resign, at any time for any reason. If Carson Products terminates the employment of any of the executive officers named above for "cause" (as defined in the Employment Agreements) or with "good reason" (as defined in the Employment Agreements) such officers will only be entitled to any unpaid base salary amounts through and including the date of termination. If Carson Products terminates the officer's employment without cause, the officer will be entitled to receive severance pay equal to 150% of the officer's base annual salary (200%, in the case of Mr. Smith). If the officer (other than Mr. Smith and Ms. Muley) terminates his or her employment with Carson Products for good reason, the officer will be entitled to receive severance pay equal to 200% of the officer's annual base salary (payable in one lump sum). In the event of "disability," as defined in the Employment Agreements, Carson Products may terminate the officer's employment and the officer will thereupon be entitled to receive 150% (200%, in the case of Mr. Smith) of the officer's annual base salary (payable in one lump sum).

         Pursuant to the Employment Agreements, Ms. Roche, Mr. Smith and Ms. Muley have purchased 118,713, 59,357 and 59,357 shares, respectively, of Class C Common Stock at a price per share equal to $4.21. The aggregate purchase price for the shares acquired by each officer was paid in the form of a non-interest bearing long-term full recourse promissory note. In connection with such purchase, each officer pledged the shares he or she acquired to the Company to secure payment of the principal amount of the promissory notes. The principal amount of the notes will be due and payable on the earlier to occur of the sale of the shares acquired, termination of employment or the third anniversary of the date of purchase. The officer may prepay the principal amount of his or her promissory note at any time and from time to time.

         Pursuant to Dr. Keith's agreement, the Company has issued him 341,100 shares of the Class C Common Stock, which represented at the time of issuance 3% of the Company's then outstanding common stock. These shares were issued in consideration for securing the Aminco Acquisition. These shares were transferred immediately after issuance to DNL Partners, as trustee under a certain voting trust agreement, dated August 23, 1995, by and among DNL Partners, Dr. Keith and certain other stockholders.

         Upon the occurrence of a "triggering event" (as defined in the Employment Agreement for Mr. Smith), which includes the Company's initial public offering, Mr. Smith is entitled to receive a lump sum amount in cash equal to the difference between (i) the product obtained when (A) the Specified Percentage of the value of the Company (on the closing of the initial public offering, reduced by the aggregate underwriting discount in connection with the initial public offering) is multiplied by (B) the Dilution Percentage, and (ii) the Specified Base Value. The Specified Percentage and the Specified Base Value (as defined in the Employment Agreement for Mr. Smith) for Mr. Smith is 0.5%, and $250,000. For purposes of the Employment Agreement for Mr. Smith, the Dilution Percentage (as defined therein) is equal to the quotient resulting when (i) the number of shares of all classes of the Company's common stock outstanding on July 31, 1996 is divided by (ii) the number of shares of all classes of the Company's common stock outstanding immediately after the closing of the initial public offering.

     The Employment Agreements also provide that Dr. Keith, Ms. Roche, Mr. Smith and Ms. Muley, while employed by Carson Products and in the case of Mr. Smith and Ms. Muley, during the period in which Mr. Smith or Ms. Muley, respectively, is receiving Base Salary (as defined in the Employment Agreements) payments from Carson Products (regardless as to whether Mr. Smith or Ms. Muley, respectively, is employed by Carson Products), may not directly or indirectly (i) own, operate, represent, promote, consult for, control or participate in the ownership, operation, acquisition or management of any business manufacturing and/or distributing ethnic hair care products or cosmetics within a 500-mile radius of Carson Products' headquarters, (ii) solicit (other than on behalf of Carson Products or any of its affiliates), divert or take away the business of any customers of Carson Products or any of its affiliates, or any prospective customers of Carson Products or any of its affiliates whose business Carson Products or any of its affiliates actively solicits during such officer's employment with Carson Products, or (iii) solicit or induce any employee of Carson Products or any of its affiliates to terminate such employee's employment with Carson Products or such affiliates.

Compensation of Directors

         During  October  1996,  the  Board  and the  Company  adopted  the 1996
Non-Employee Directors Equity Incentive Program (the "Outside Directors Program"). The Outside Directors Program is designed to attract, retain and motivate individuals who the Company believes are capable of making significant contributions to the Board and the Company generally, and to align their interests with those of the shareholders.

         The Outside Directors Program authorizes the issuance of up to 400,000 shares of the Class A Common Stock, subject to adjustment in certain circumstances. Under the Outside Directors Program, each non-employee director of the Company received an option to acquire 1,500 shares of the Class A Common Stock in connection with the initial public offering. The exercise price per share for these options is equal to the initial public offering price paid by the public for the Class A Common Stock ($14.00). Each such option is exercisable upon grant and will expire on the first anniversary of the closing in connection with the initial public offering (if such option is not exercised prior thereto by the non-employee director grantee).

         In addition, pursuant to the Outside Directors Program, each non-employee director will receive, immediately following each annual meeting of the Company's stockholders (i) a number of shares, subject to certain forfeiture restrictions, of the Class A Common Stock (the "Outside Director Restricted Shares") equal to the quotient resulting when $25,000 is divided by the average fair market value of the Class A Common Stock for the five trading days preceding such annual meeting (the "Trading Period") and (ii) an option to acquire 5,000 shares of the Class A Common Stock with an exercise price equal to the average fair market value of the Class A Common Stock for the Trading Period (the "Outside Director Options").

         The Outside Director Restricted Shares vest and become non-forfeitable as to one-third of the aggregate shares granted on each of the next succeeding three anniversaries of the date of grant of such Restricted Shares. If a non-employee director resigns voluntarily from the Board or is removed therefrom with "cause" (as defined in the Outside Directors Program), the unvested Outside Director Restricted Shares held by such non-employee director will be immediately forfeited and automatically cancelled by the Company.

         The Outside Director Options become exercisable on the first anniversary of the date of grant of any such option and expire on the tenth anniversary of such date (if any such option is not exercised prior thereto by the non-employee director grantee). If a non-employee director resigns voluntarily from the Board or is removed therefrom for cause, the Outside Director Option held by such director, if then unexercisable, will be immediately forfeited by such director and automatically cancelled by the Company or, if then exercisable, must be exercised by such non-employee director within 90 days after any such resignation or removal.

         The Outside Directors Program is administered by a duly appointed committee of the Board of Directors. The committee has the full and final authority to interpret the Outside Directors Program and to adopt and amend such rules and regulations for the administration of the Outside Directors Program as the committee may deem desirable. In addition, the Board has the right to amend or terminate the Outside Directors Program, subject to certain restrictions set forth therein.

Compensation Committee Report on Executive Compensation

         The Company's executive compensation program has as its foundation the following objectives:

o Maintaining a total compensation program consisting of base salary, performance incentives and benefits designed to support the corporate goal of providing superior value to our stockholders and customers;

o Providing compensatory programs which serve to facilitate the recruitment, retention and motivation of qualified executives; and

o        Rewarding  key  executives  for  achieving  financial,   operating  and
         individual objectives that produce a corresponding and direct return to the Company's stockholders in both the long-term and the short-term.

         The Company's Compensation Committee consists of Abbey J. Butler and John Sabre, both of whom are outside, non-employee members of the Company's
Board. The Compensation Committee is responsible for all aspects of the Company's executive compensation policies, other than the administration of the Company's 1996 LTIP. The Company's Stock Plan Committee members are Abbey J. Butler, Melvyn J. Estrin and Suzanne de Passe, non-employee members of the Board. The Stock Plan Committee is responsible for and administers the 1996 LTIP.

    Philosophy and Objectives

         The Company's compensation philosophy and programs are structured to tie executives total compensation to the overall performance of the Company. A secondary objective of the Company's compensation philosophy is to provide an incentive for executives, and to motivate them to strive for sustainable growth in earnings, market share, operating profits (or EBITDA), industry leadership, global expansion, and shareholder value. In addition, the Company's compensation packages for its executives are designed to attract and retain highly talented managers and leaders for the positions that the Board has deemed essential to the Company's long-term success -- defined as five years or longer.

         Each year, the Compensation Committee and Stock Plan Committee will conduct a comprehensive review of the Company's executive compensation programs. The Compensation Committee and Stock Plan Committee may be assisted in these efforts by an independent consultant and/or by the Company's internal staff, who provide these Committees with relevant information and recommendations regarding compensation policies, programs and specific compensation practices. This review is designed to ensure proper programs are in place to enable the Company to achieve its strategic and operating objectives, provide superior value to its stockholders and customers, and to document the Company's relative competitive position.

         To maintain competitive, comprehensive compensation, the Compensation and Stock Plan Committees will review a comparison of the Company's compensation program with those offered by comparable companies within relevant industries. For each component of compensation (as well as total compensation), the Compensation and Stock Plan Committees may seek to ensure the Company's level of compensation for expected levels of performance approximates the average for executive officers in similar positions at comparable companies. Performance above or below expected levels may be reflected in a corresponding increase or reduction in certain portions of the Company's overall compensation program.

         In accordance with the philosophy described in the preceding paragraphs, the Committees have determined that each executive should receive a portion of her/his compensation in a base salary and a portion should be awarded on the basis of achievements as measured against the targets presented above. In setting and adjusting both base salaries and incentive awards, the Committees may take into consideration comparability indices for executives both within the Company's industrial sector and the prevailing responsibilities for business executives having similar roles and responsibilities in an expanded context.

         The Committees are mindful that, while every effort will be made to recognize and evaluate the performance of the Company's senior management, this process cannot be determined by the exclusive use of a predetermined formula. The Committee, therefore, believes that it must also use judgment and discretion in recognizing and rewarding specific persons whose individual talents and contributions have benefitted the Company and its shareholders outside of, or in addition, to the Company's financial performance.

         The Company's executive compensation program includes several components serving long and short-term objectives and taking advantage of several federal income tax incentives which are not directly performance-based. In addition, the Company maintains for each of


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                                                       20



its executive officers a package of benefits under its pension and welfare benefit plans that is generally provided to all employees, including a group health insurance plan.

    Long-term Incentive Stock Options

         The Stock Plan Committee rewards long-term performance with awards made pursuant to the 1996 LTIP. The Stock Plan Committee selects the form and amount of long-term awards based upon its evaluation of which vehicles are best positioned to serve as effective incentives for long-term performance. Grants of stock options under the 1996 LTIP are intended to motivate the Company's executives to focus on increasing the stock price over a period greater than one year. The Committee is mindful that the Company's historical record as a publicly traded company is limited by virtue of the relatively brief period in which it has been listed on the New York Stock Exchange; nonetheless, in the absence of a five-year historical base, the long-term incentive stock options should, for the immediate future (defined as the twelve-month period from the date of the initial public offering, October 18, 1996), be tied to specific share price increases.

    Tax Considerations

         Section 162(m) of the Internal Revenue Code, as amended, generally limits the Company's federal income tax deduction for compensation paid in any taxable year to any one of the five highest paid executive officers named in the Company's Proxy Statement to $1 million. The limit does not apply to specified types of exempt compensation, including payments that are not included in the employee's gross income, payments made to or from a tax-qualified plan and compensation that qualifies as performance-based compensation. Under the tax law, the amount of a performance-based award must be based entirely on an objective formula, without any subjective consideration of individual performance.

         The Compensation and Stock Plan Committees have carefully considered the impact of this law. At this time, the Committees believe it is in the Company's and stockholders' best interests to retain the subjective determination of individual performance and compensation levels. Consequently, some payments to the Company's named executive officers could be subject to the limitation imposed by the Code section 162(m). Options granted under the 1996 LTIP are designed to qualify as exempt performance-based compensation.

    Rationale for CEO Compensation

     In 1996, Dr. Keith's compensation was determined as described above and is generally consistent with all of the Company's executive officers.

         The Compensation Committee will base its subjective decisions regarding Dr. Keith's annual base salary on Dr. Keith's role in advancing important corporate initiatives designed to enhance the Company's performance and position as a leading manufacturer and marketer of ethnic hair products. In addition, as a part of its overall annual review of executive compensation, the Compensation Committee will review Dr. Keith's base salary based on market information for similar positions as well as changes in the salaries of chief executive officers at companies comparable to the Company.

         To recognize sustained long-term performance, in March 1997 the Stock Plan Committee granted Dr. Keith an option to acquire 50,000 shares of Class A Common Stock. These options have an exercise price per share equal to $12.00 and will become exercisable only if specified stock price performance targets are attained by the Company.


                                                     Compensation Committee

                                                     Abbey J. Butler
                                                     John L. Sabre


Performance Graph

         The following graph compares (i) the cumulative total stockholder return on the Class A Common Stock with (ii) the cumulative return of the Russell 2000 Stock Index ("Russell 2000") and the Media General Industry Group 121 - Cosmetics and Grooming Index ("MG Cosmetic/Grooming"). The graph assumes that the value of an investment in the Common Stock and in each index was $100 on October 15, 1996, and that all dividends were reinvested.

         The Russell 2000 and the MG Cosmetic/Grooming are market-capitalization weighted. The MG Cosmetic/Grooming is comprised of 30 consumer product manufacturers, including the following publicly traded companies: Advantage Life Products, Inc., Alberto-Culver Company - Class B, Alfin, Inc., Aloette Cosmetic Inc., American Safety Razor Company, Applewoods, Inc., Avon Products, Inc., Beaticontrol Cosmetics, Inc., Carson, Inc., CCA Industries, Inc., Chromatics Color Sciences International Inc., Cosmetic Group USA Inc., Del Laboratories Inc., DEP Corp., DEP Corp - Class A, Dial Corporation, Electronic Hair Styling, Inc., Erox Corporation, Estee Lauder Companies, Inc., French Fragrances Inc., Gillette Company, Guest Supply, Inc., Jean Philippe Fragrances Inc., Mem Co., Inc., Nutramax Products, Inc., Parlux Fragrances Inc., Revlon, Inc., Stephan Co., Styling Technology Corp., Tristar Corporation.

Performance Graph


Measurement Period    Company     Russell 2000 Index     MG Cosmetic/Grooming
10/15/96               100.00          100.00                 100.00
10/31/96               106.56          100.00                 100.00
11/29/96                91.80          104.12                 100.85
12/31/96                90.98          106.85                 104.84


                                       Value on          Period Return
                                   December 31, 1996 Oct. 15, 1996-Dec. 31, 1996
Carson, Inc......................... $90.98                   -9.02%
Russell 2000 Index..................$106.85                    6.85%
Media General Cosmetic/
     Grooming Index...              $104.84                    4.84%

                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Proposals by stockholders of the Company intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive office, on or before December 3, 1997 to be eligible for inclusion in the Company's Proxy Statement and proxy relating to that meeting.

         According to the Company's Restated Bylaws, for a proposal for action to be properly presented by any stockholder at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary of the Company at its principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting.


                      MISCELLANEOUS INFORMATION

         The cost of this solicitation of proxies will be borne by the Company. The Company will request certain banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries to forward solicitation material to the beneficial owners of shares of the Company held of record by such persons, and the Company will reimburse reasonable forwarding expenses. Regular employees of the Company may solicit proxies personally or by mail, telephone or telegraph. In addition, the Company has retained Phoenix Communications, Inc. to assist in the distribution of the proxies and proxy statements for a fee estimated not to exceed $4,000 plus out-of-pocket expenses.

         The Annual Report of the Company for 1996, which accompanies this proxy statement, includes a copy of the Company's Form 10-K Transition Report for 1996 to the Securities and Exchange Commission and financial statements and schedules thereto. Upon request and payment of the cost of reproduction, the exhibits to the Form 10-K will be furnished. Such written request should be directed to the Secretary of the Company at the address stated herein.

         The form of proxy and the Proxy Statement have been approved by the Board and are being mailed and delivered to stockholders by the authority of the Board.


                                                 Leroy Keith
                                                 Chairman of the Board & Chief
                                                 Executive Officer


April 2, 1997